UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware		20-5336063
(State or other jurisdiction of incorporation)	001-33225 (Commission file number)	(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(364) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Indenture Relating to the Issuance of the 2029 Notes

On May 25, 2021, we (i) completed our previously-announced private placement of $325 million aggregate principal amount of our 5.25% Senior Notes due 2029 (the “2029 Notes”) and (ii) in connection therewith, entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee, and certain of our subsidiaries named therein, dated May 25, 2021, which sets forth the terms of the 2029 Notes.

As previously disclosed, the 2029 Notes were sold pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated May 12, 2021, between us, certain of our subsidiaries named therein, and BofA Securities, Inc., as representative of the initial purchasers named therein (the “Initial Purchasers”) for resale on the terms described further below.

The net proceeds from the sale of the 2029 Notes were approximately $320.5 million, after deducting fees and offering expenses. We intend to use these net proceeds, together with cash on hand, to redeem on May 26, 2021 all $325 million aggregate principal amount of our outstanding 8.000% Senior Notes due 2022 (the “2022 Notes”), as discussed further below.

The 2029 Notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior indebtedness and rank senior in right of payment to all of our existing and future subordinated indebtedness. Each of our existing and future domestic subsidiaries that is a co-borrower or guarantor under our senior secured revolving credit facility will unconditionally guarantee the 2029 Notes on an unsecured basis. The 2029 Notes will mature on June 1, 2029. Interest on the 2029 Notes will be payable on June 1 and December 1 of each year, beginning on December 1, 2021.

The 2029 Notes will be subject to redemption at our option, in whole or in part, at any time or from time to time:

•

prior to June 1, 2024, at 100% of the principal amount of 2029 Notes so redeemed plus (i) the applicable “make-whole” premium set forth in the Indenture and (ii) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date; and

•

on and after June 1, 2024, at redemption prices (expressed as a percentage of principal amount) equal to (i) 102.625% for redemptions between June 1, 2024 and May 31, 2025, (ii) 101.313% for redemptions between June 1, 2025 and May 31, 2026, and (iii) 100.000% for redemptions on or after June 1, 2026; plus, in each case, accrued and unpaid interest thereon (if any) up to, but not including, the redemption date.

In addition, at any time or from time to time prior to June 1, 2024, we may, at our option and subject to certain conditions, redeem up to 40% of the original aggregate principal amount of the 2029 Notes at a redemption price equal to 105.250% of the principal amount of the 2029 Notes so redeemed, plus accrued and unpaid interest thereon (if any) to, but not including, the redemption date, with the net cash proceeds from one or more sales of our equity by us that meet the terms and conditions specified in the Indenture.

Upon the occurrence of a change of control triggering event (as defined in the Indenture), we will be required, unless we have elected to redeem the 2029 Notes as described above, to make an offer to repurchase the 2029 Notes at a price equal to 101% of their aggregate principal amount, together with any accrued and unpaid interest to, but not including, the date of repurchase.

The terms of the Indenture will, among other things, limit our and our restricted subsidiaries’ ability to (i) pay dividends or make certain other restricted payments or investments; (ii) incur additional indebtedness and issue disqualified stock; (iii) create liens on assets; (iv) transfer and sell assets; (v) enter into certain business combinations with third parties or into certain other transactions with affiliates; (vi) create restrictions on dividends or other payments by our restricted subsidiaries; and (vii) create guarantees of indebtedness by restricted subsidiaries. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment of amounts due under the Indenture, breach of covenants in the Indenture, certain payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding 2029 Notes may declare all of the 2029 Notes to be due and payable. These terms are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The 2029 Notes have not been nor will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2029 Notes may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The 2029 Notes were sold by the Initial Purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A promulgated under the Securities Act, and non-U.S. persons outside the United States under Regulation S promulgated under the Securities Act. Holders of the 2029 Notes do not have the benefit of registration rights.

The foregoing description of the Indenture, the Purchase Agreement and the 2029 Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, the Purchase Agreement and the form of the 2029 Notes, copies of each of which are filed as exhibits to this Current Report, and are incorporated by reference herein.

Additional Information

In reviewing the Indenture, the Purchase Agreement and form of 2029 Notes included as exhibits to this Current Report on Form 8-K, please note that they have been included to provide you with additional information regarding the terms of our issuance and sale of the 2029 Notes and are not intended to provide any other factual or disclosure information about us, the guarantors, or the other parties thereto. Additional information about us and the above-described transactions may be found elsewhere in Item 8.01 below and in our public filings, which are available without charge through the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01.Other Events.

We have taken all steps necessary to redeem the 2022 Notes at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest through, but not including, the redemption date. As noted above, we intend to complete this redemption transaction on May 26, 2021. This Current Report does not constitute a notice of redemption with respect to the 2022 Notes.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
4.1*	Indenture, dated May 25, 2021, among Great Lakes Dredge & Dock Corporation, as Issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 2029 Notes.
4.2*	Form of 2029 Notes (included in Exhibit 4.1).
10.1

Purchase Agreement, dated May 12, 2021, by and among Great Lakes Dredge & Dock Corporation, certain subsidiary guarantors named therein, and BofA Securities, Inc., as representative of the initial purchasers named therein (incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on May 18, 2021).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

By:	/s/ Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer

Dated: May 25, 2021